Exhibit 99.1

N e w s R e l e a s e QUICKSILVER GAS SERVICES LP 777 West Rosedale Street Fort Worth, TX 76104 www.kgslp.com

Quicksilver Gas Services’ Quarterly Net Income Triples Again

FORT WORTH, TEXAS (May 6, 2009) – Quicksilver Gas Services LP (NYSE: KGS) today reported net income for the first quarter of 2009 of $9.4 million, more than triple the $2.9 million of net income in the prior-year period.  Earnings before interest, income taxes, depreciation and accretion ("EBITDA"), a non-GAAP measure, was $17.3 million for the first quarter of 2009, more than double the $8.4 million reported in the first quarter of 2008.

First-Quarter 2009 Highlights

•	Increased adjusted gross margin, a non-GAAP measure, as a percent of revenue to 70% versus the prior-year quarter of 55%
•	Increased average gathered volumes to approximately 264 MMcf per day; up 65% versus the prior-year quarter
•	Increased average processed volumes to approximately 163 MMcf per day; up 22% versus the prior-year quarter
•	Decreased unit operating costs 33% year-over-year
•	Completed third processing plant, increasing capacity to 325 MMcf per day
•	Connected approximately two miles of gathering infrastructure
•	Connected 21 new wells to the gathering system

“Quicksilver Gas Services continued to generate strong margins as we remain diligently focused on cost control,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “The February start-up of our newest processing plant has enhanced our ability to maximize the total product value for our customers which is especially critical to them during this challenging period of low commodity prices.”

Capital Program

For the first quarter of 2009, the company incurred approximately $6.4 million of capital costs, including $2.5 million of maintenance capital.  Expenditures during the quarter included the connection of approximately two miles of gathering lines and 21 new wells to the gathering system as well as capital associated with the company’s new Corvette natural gas processing facility that became fully operational during the quarter.  The company now can process more than 325 million cubic feet (MMcf) per day of liquids-rich natural gas at its three facilities.

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Debt and Liquidity

Based on results through March 31, 2009, the company’s total borrowing capacity under its senior secured revolving credit facility is $235 million and the company had drawn $196.9 million, resulting in $38.1 million of available capacity.

Distributions

On April 20, 2009, the company announced a cash distribution for the 2009 first quarter of $.37 per unit.  For the three months ended March 31, 2009, distributable cash flow, a non-GAAP financial measure, totaled $13.2 million, which provided 1.45 times the amount required to cover the total distributions to both the limited and general partners for the period.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the first-quarter 2009 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 80360039, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 using the conference ID number 80360039.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA, adjusted gross margin and distributable cash flow.  The accompanying schedules on pages 7-8 of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

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Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken or non-performance by third-parties, including suppliers, contractors, operators, processors, transporters and customers; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations; and the effects of future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 09-06

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited

	Three Months Ended March 31,
	2009	2008
Revenue
Gathering and transportation revenue - Quicksilver	$14,074	$6,477
Gathering and transportation revenue	975	820
Gas processing revenue - Quicksilver	8,702	6,820
Gas processing revenue	738	843
Other revenue - Quicksilver	225	225
Total revenue	24,714	15,185

Expenses
Operations and maintenance	5,411	4,950
General and administrative	1,992	1,817
Depreciation and accretion	5,041	3,156
Total expenses	12,444	9,923

Operating income	12,270	5,262

Other income	-	5
Interest expense	2,873	2,418

Income before income taxes	9,397	2,849

Income tax provision (benefit)	(37)	(35)

Net income	$9,434	$2,884

General partner interest in net income	$273	$56
Common and subordinated unitholders’ interest in net income	9,161	2,828
Earnings per common and subordinated unit:
Basic	$0.38	$0.12
Diluted	0.34	0.12
Weighted average number of common and subordinated units outstanding:
Basic	23,827	23,783
Diluted	28,550	23,924

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	March 31,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$351	$303
Accounts receivable	719	2,082
Accounts receivable from Quicksilver	6,018	-
Prepaid expenses and other current assets	287	594
Total current assets	7,375	2,979

Property, plant and equipment, net	496,138	488,120

Other assets	1,825	1,916
	$505,338	$493,015

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current maturities of debt	$1,650	$1,375
Accounts payable to Quicksilver	-	10,502
Accrued additions to property, plant and equipment	8,355	17,433
Accounts payable and other	2,392	1,930
Total current liabilities	12,397	31,240

Long-term debt	196,900	174,900
Note payable to Quicksilver	52,591	52,271
Repurchase obligations to Quicksilver	128,098	123,298
Asset retirement obligations	8,550	5,234
Deferred income tax liability	332	369

Partners' capital
Common unitholders (12,313,451 and 12,269,714 units issued and outstanding at March 31, 2009 and December 31, 2008, respectively)	108,629	108,036
Subordinated unitholders (11,513,625 units issued and outstanding at March 31, 2009 and December 31, 2008)	(2,160)	(2,328)
General partner	1	(5)
Total partners' capital	106,470	105,703
	$505,338	$493,015

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Three Months Ended March 31,
	2009	2008
Operating activities:
Net income	$9,434	$2,884
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,974	3,115
Accretion of asset retirement obligation	67	41
Deferred income taxes	(37)	(151)
Equity-based compensation	479	264
Amortization of debt issuance costs	85	52
Non-cash interest expense	1,977	2,231
Changes in assets and liabilities:
Accounts receivable	1,363	(251)
Prepaid expenses and other assets	313	111
Accounts receivable and payable with Quicksilver	(8,971)	4,557
Accounts payable and other	462	(10)
Net cash provided by operating activities	10,146	12,843

Investing activities:
Capital expenditures	(22,952)	(32,681)
Net cash used in investing activities	(22,952)	(32,681)

Financing activities:
Proceeds from revolving credit facility borrowings	22,000	26,500
Repayment for subordinated note payable to Quicksilver	-	(275)
Distributions to unitholders	(9,083)	(7,275)
Other	(63)	-
Net cash provided by financing activities	12,854	18,950

Net cash increase (decrease)	48	(888)

Cash at beginning of period	303	1,125

Cash at end of period	$351	$237

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QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended March 31,
	2009	2008

Volume Data:
Volumes gathered (MMcf)	23,785	14,551
Volumes processed (MMcf)	14,653	12,156

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO DISTRIBUTABLE CASH FLOW
In thousands  - Unaudited

	Three Months Ended March 31,
	2009	2008

Net income	$9,434	$2,884
Depreciation and accretion expense	5,041	3,156
Income tax provision (benefit)	(37)	(35)
Non-cash interest expense, net of capitalized interest cost paid	1,247	2,154
Maintenance capital expenditures	(2,500)	(473)
Distributable cash flow	$13,185	$7,686

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QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO
ADJUSTED GROSS MARGIN AND EBITDA
Unaudited

	Three Months Ended March 31,
	2009	2008
	(In thousands)

Total revenues	$24,714	$15,185
Operations and maintenance expense	5,411	4,950
General and administrative expense	1,992	1,817
Adjusted gross margin	17,311	8,418
Other income	-	5
EBITDA	17,311	8,423
Depreciation and accretion expense	5,041	3,156
Interest expense	2,873	2,418
Income tax provision (benefit)	(37)	(35)
Net income	$9,434	$2,884

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